Exhibit 10.1

AMENDMENT NO. 2 TO
PROFESSIONAL SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO PROFESSIONAL SERVICES AGREEMENT (this “Amendment”) is made and agreed to as of the 14th day of June, 2010, by and between FBR Capital Markets Corporation, a Virginia corporation (the “Company”) and Crestview Advisors, L.L.C., a Delaware limited liability company (“Crestview”).

RECITALS

A.           The Company and Crestview are parties to that certain Professional Services Agreement dated as of July 20, 2006, between the Company and Crestview, as amended by that certain Amendment No. 1 to Professional Services Agreement dated as of September 19, 2008 (as so amended, the “Professional Services Agreement”);

B.           The Company and Crestview now desire to amend Section 1.03(a) of the Professional Services Agreement to reflect a decision made by the Company’s board of directors on June 3, 2010 to give Crestview the right to receive restricted shares of the Company’s common stock and/or options to purchase shares of the Company’s common stock in lieu of a portion of the cash Advisory Fee payable to Crestview under the Professional Services Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.           Amendment.

The Company and Crestview hereby agree that Section 1.03 of the Professional Services Agreement is hereby amended by inserting the following proviso at the end of Section 1.03(a):

“provided further, that beginning with the Advisory Fee payable for the full year 2010, and for each subsequent year in which an Advisory Fee is payable, Crestview shall have the right to elect to receive a portion of such Advisory Fee in restricted shares of the Company’s common stock and/or options to purchase shares of the Company’s common stock, in each case on terms that are substantially similar to the annual retainer terms available to directors who are not employees of the Company or employees of an affiliate of the Company (“Non-Affiliate Directors”), up to an amount equal to the lesser of (x) twice the minimum annual retainer payable to Company Non-Affiliate Directors, and (y) the full Advisory Fee.”

2.           Defined Terms.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Professional Services Agreement.

3.           Counterparts.

This Amendment may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constituted but one and the same instrument.

4.           Agreement in Full Force and Effect.

Other than as expressly provided in this Amendment, all provisions in the Professional Services Agreement shall remain unchanged and in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.

COMPANY:                                                         FBR CAPITAL MARKETS CORPORATION

By:___________________________
Name: Bradley J. Wright
Title: Executive Vice President and
         Chief Financial Officer

CRESTVIEW:                                                      CRESTVIEW ADVISORS, L.L.C.

By:___________________________
Name: Thomas S. Murphy, Jr.
Title: Managing Director